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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of F.N.B. Corporation for the registration of 1,251,454 shares of its common stock and to the incorporation by reference therein of our report dated October 28, 1998, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries included in its current report on Form 8-K dated October 29, 1998 filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
November 10, 1998